                                                                  EXHIBIT 10.25


===============================================================================



                                LEASE AGREEMENT

                          Dated as of December 1, 1978

                                    BETWEEN

                        THE INDUSTRIAL DEVELOPMENT BOARD
                                       OF
                         THE CITY OF DECATUR (ALABAMA)


                                      AND


                              FRUEHAUF CORPORATION

                                (Plant Project)



===============================================================================

As set forth in Section 11.2 hereof, The Industrial Development Board of the City of Decatur has assigned all of its right, title and interest in and to this Lease Agreement to The First National Bank of Birmingham, as Trustee under the Indenture of Mortgage and Deed of Trust dated as of December 1, 1978, referred to herein.


                                    This instrument was
                                      prepared by:


                                    M.C. O'Neal
                                    Cabaniss, Johnston, Gardner,
                                     Dumas & O'Neal
                                    1900 First National-Southern
                                     Natural Building
                                    Birmingham, Alabama 35203

                                LEASE AGREEMENT

                               TABLE OF CONTENTS

                 (This Table of Contents is not a part of this
                    Agreement and is only for convenience of
                                   reference)

                                                                      Page
                                                                      ----

                                   ARTICLE I

                                  Definitions

Section 1.1       Definitions .......................................   1
Section 1.2       Effect of Headings and Table of Contents ..........   6

                                   ARTICLE II

                                Representations

Section 2.1       Representations by the Board ......................   7
Section 2.2       Representations by the Lessee .....................   7

                                  ARTICLE III

                     Lease of Project; Title and Condition;
                            Use and Quiet Enjoyment

Section 3.1       Lease ............................................    9
Section 3.2       Title and Condition ..............................    9
Section 3.3       Disclaimer of Warranties .........................    9
Section 3.4       Use of Project and Quiet Enjoyment ...............   10

                                   ARTICLE IV

                  Acquisition and Construction of the Project;
                          Application of Bond Proceeds

Section 4.1       Agreement to Acquire and Construct the Project ...   10
Section 4.2       Application of Bond Proceeds .....................   11
Section 4.3       Disbursements from the Project Fund ..............   11
Section 4.4       Certification of Completion Date .................   14

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





Section 4.5       Insufficiency of Project Fund .....................   15

                                   ARTICLE V

                              Lease Term; Rentals

Section 5.1       Lease Term; Renewal Term  .........................   15
Section 5.2       Basic Rent and Additional Rent ....................   17
Section 5.3       Prepayment of Basic Rent ..........................   18
Section 5.4       Obligations of Lessee Unconditional ...............   19

                                   ARTICLE VI

                              Covenants of Lessee

Section 6.1       Maintenance and Modifications ....................    19
Section 6.2       Alterations and Additional Improvements ..........    20
Section 6.3       Disposition of Project Equipment, Covenant
                    Against Waste ..................................    21
Section 6.4       Taxes; Mechanics' and Materialmen's Liens ........    22
Section 6.5       Insurance ........................................    24
Section 6.6       Permitted Contests ...............................    26
Section 6.7       Indemnification of Board .........................    27
Section 6.8       Further Assurances ...............................    28
Section 6.9       Reports; Certificates as to No Default ...........    28
Section 6.10      Notice of Default ................................    29

                                  ARTICLE VII

                           Casualty and Condemnation

Section 7.1       Casualty .........................................    29
Section 7.2       Condemnation .....................................    30

                                  ARTICLE VIII

                              Purchase of Project

Section 8.1       General Option to Purchase .......................    32
Section 8.2       Option to Purchase Upon Certain Contingencies ....    32
Section 8.3       Obligation to Purchase Upon Casualty or
                    Condemnation ...................................    33
Section 8.4       Refunding Limitations ............................    34


Section 8.5       Option to Purchase Unimproved Land ...............    35
Section 8.6       Easements ........................................    37
Section 8.7       Obligation to Purchase upon Termination; Option
                    to Purchase During Renewal Terms ...............    38
Section 8.8       Closing to Purchase ..............................    39

                                   ARTICLE IX

                Corporate Existence; Consolidation, Merger, Etc.

Section 9.1       Corporate Existence; Qualification in Alabama ....    40
Section 9.2       Consolidation or Merger ..........................    40
Section 9.3       Assignment or Subleasing .........................    40

                                   ARTICLE X

                         Events of Default and Remedies

Section 10.1      Events of Default ................................    41
Section 10.2      Remedies on Default ..............................    42
Section 10.3      Additional Rights of the Board ...................    45
Section 10.4      No Remedy Exclusive ..............................    46
Section 10.5      No Additional Waiver Implied by One Waiver .......    46


                                   ARTICLE XI

                        Provisions Relating to Indenture

Section 11.1      Restrictions on Termination or Modification
                    of this Agreement ..............................    46
Section 11.2      Lessee's Assent to Indenture .....................    47
Section 11.3      Supplemental Indentures ..........................    48
Section 11.4      Method of Payment ................................    48


                                  ARTICLE XII

                                 Miscellaneous

Section 12.1      No Merger ........................................    48
Section 12.2      Limitation on Board's Liability ..................    48
Section 12.3      Governing Law ....................................    49
Section 12.4      Notices ..........................................    49
Section 12.5      Binding Effect ...................................    49
Section 12.6      Execution in Counterparts ........................    49
Section 12.7      Severability .....................................    50

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






Signatures .........................................................    50
Acknowledgments ....................................................    51

Schedule A - Description of Leased Land
Schedule B - Description of Project Equipment

         LEASE AGREEMENT dated as of December 1, 1978, between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF DECATUR, a public corporation duly organized and existing under the laws of the State of Alabama (the "Board"), whose address is P.O. Box 1727, Decatur, Alabama 35602, and FRUEHAUF CORPORATION, a Michigan corporation (the "Lessee"), whose address is 10900 Harper Avenue, Detroit, Michigan 48232.


                                   ARTICLE I

                                  Definitions

         Section 1.1. Definitions.

         (a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (1) "This Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more instruments supplemental hereto entered into pursuant to the applicable provisions hereof.

         (2) All references in this instrument to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         (3) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular.

         (4) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles.

          (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          "Additional Rent" means the rent payable under Section 5.2 (b), (c) or
(d).

          "Affiliate" means as specified in Section 8.4.

          "Authorized Lessee Representative" means at any time each officer or employee of the Lessee authorized to act hereunder and under the Indenture on behalf of the Lessee as evidenced by a Lessee Certificate to such effect and containing the specimen signature of such officer.

          "Basic Rent" means the rent payable under Sections 5.2(a) and 5.3.

          "Board" means the Person named as the Board in the first paragraph of this instrument until a successor public corporation shall have become such pursuant to Section 6.5 of the Indenture, and thereafter Board shall mean such successor.

          "Bond" or "Bonds" means the 9.70% First Mortgage Industrial Development Revenue Bonds (Fruehauf Corporation Plant Project) Series 1978A, due December 1, 1998, of the Board issued and to be issued pursuant to the Indenture.

          "Bond Fund" means the Bond Fund created by Section 8.2 of the Indenture.

          "Bond Payment Date" means the date on which the principal of (and premium, if any) or interest on any of the Bonds becomes due and payable, whether on a Redemption Date or a Sinking Fund Payment Date (each as defined in the Indenture), at Stated Maturity, by declaration or acceleration or otherwise, in accordance with the terms of the Bonds and the Indenture, including, without limitation, Section 6.1 of the Indenture.

          "Bond Purchase Agreement" means the Bond Purchase Agreement dated as of December 1, 1978, among the Board, the Lessee and Connecticut General Life Insurance Company.

          "Business Day" means any day other than a Saturday, a Sunday, any legal holiday in the State in which the place of payment is located or any other day on which the State banking institutions in such place of payment are authorized to suspend operations under the laws of said State.

        "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

        "Event of Default" means those events specified in Section 10.1.

        "Financing Act" means Act No. 648, enacted at the 1949 Regular Session of the Legislature of Alabama, as heretofore amended, and further supplemented by Act No. 1893, enacted at the 1971 Regular Session of the Legislature of Alabama (Code of Alabama 1975, Title 11, Section 11-54-80 et seq.).

        "Guaranty" means the Guaranty and Financial Agreement of even date herewith among the Lessee, the Trustee and Connecticut General Life Insurance Company (relating to the Bonds), as supplemented and amended.

        The term "holder" when used with respect to any Bond means a Bondholder as defined in the Indenture.

        "Indenture" means the Indenture of Mortgage and Deed of Trust of even date herewith between the Board and The First National Bank of Birmingham, as Trustee, as supplemented and amended.

        "Independent Engineer" means an engineer or an engineering firm registered and qualified to practice the profession of engineering under the laws of Alabama and who or which is not the full-time employee of the Board or the Lessee.

        "Leased Land" means the property described in Schedule A attached hereto and made a part hereof.

        "Lessee" means Fruehauf Corporation until a successor corporation shall have become such pursuant to Section 9.2, and thereafter "Lessee" shall mean such successor corporation.

        "Lessee Certificate", "Lessee Request" and "Lessee Order" mean, respectively, a written certificate, request and order signed in the name of the Lessee by its Chairman of the Board, President or a Vice President, and by its Treasurer, an Assistant Treasurer, Controller, an Assistant Controller,

Secretary, or an Assistant Secretary, and delivered to the Trustee.

          "Net Proceeds" means the proceeds received in respect to the Project from any fire or extended coverage insurance or condemnation or eminent domain award or payment, net, after deduction of all expenses incurred in the collection thereof.

          "Opinion of Counsel" means a written opinion of counsel addressed to the Trustee, for the benefit of the Holders of the Bonds, who may (except as otherwise expressly provided in this Agreement) be counsel for the Board or the Lessee, and who, if not General Counsel of the Lessee, is acceptable to the Trustee.

          The term "outstanding" when used with reference to the Bonds means Outstanding as defined in the Indenture.

          "Permitted Encumbrances" with respect to the Project means:

          (i) the right reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or provision of law to terminate such right, power, franchise, grant, license or permit, provided, that the exercise of such right would not materially impair the use of the Project for the purposes for which it is held by the Lessee or materially affect its value;

          (ii) the right reserved to or vested in any municipality or public authority to purchase, condemn or appropriate the Project or any part thereof;

          (iii) liens for the taxes, assessments, levies, fees, charges, duties, imposts, claims and demands referred to in Section 6.4 which are not at the time due and payable, or the validity or amount of which is being contested in compliance with the provisions of Section 6.6;

          (iv) easements, rights of way, restrictions and other defects, liens, encumbrances and irregularities in the title to the Project which do not materially impair the use thereof for the purposes for which it is held by the Lessee or materially affect its value;

         (v) rights reserved to or vested in any municipality or public authority to control or regulate the Project or to use the Project in any manner which does not materially impair the use thereof for the purposes for which it is held by the Lessee or materially affect its value;

         (vi) the lien and security interest of the Indenture;

         (vii) the rights of the Lessee under this Agreement; and

         (viii) any encroachment, encumbrance, exception or violation set forth in Schedule A hereto.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Progress Certificate" means a written certificate signed in the name of the Lessee by an Authorized Lessee Representative, and delivered to the Trustee.

         "Project" means the Leased Land, and the Project Equipment.

         "Project Costs" means the aggregate of (a) the costs reasonably and appropriately incurred by the Board or the Lessee in connection with the acquisition of the Project, including the acquisition and installation of the Project Equipment, the construction of any buildings, structures or permanent improvements on the Leased Land and interest on the Bonds during the estimated construction period contemplated by Section 4.1, and charged or properly chargeable to fixed property accounts in accordance with generally accepted accounting principles, including, without limitation, engineers' and architects' fees, charges for labor, wages, salaries, materials, supplies, superintendence, insurance, taxes and all other items (except operating or maintenance expenses) in connection with such construction and so charged, properly chargeable and conforming to such accounting principles, but excluding the cost of any materials and supplies obtained in connection with any buildings, structures or permanent improvements constructed or to be constructed on the Leased Land and not incorporated therein, and (b) all costs and expenses of the Board incurred in connection with the sale of the Bonds, including financial advisory fees, legal fees and expenses, title insurance expenses, recording fees, survey costs and other financing expenses.

          "Project Equipment" means the property described in Schedule B attached hereto and made a part hereof, and any machinery, apparatus, equipment, fittings and fixtures to be acquired in addition thereto or in substitution or renewal or repair thereof pursuant to Sections 4.1, 6.1, 6.2, 6.3, 7.1 or 7.2, less any removed by the Lessee in accordance with Sections 6.3, 7.1 and 7.2.

          "Project Fund" means the Project Fund created by Section 7.1 of the Indenture.

          "Redemption Date" when used with respect to any Bonds to be redeemed means the date fixed by the Lessee in notices given to the Board and the Trustee hereunder for redemption by or pursuant to the Indenture.

          "Redemption Price" when used with respect to any Bond to be redeemed means the price at which it is to be redeemed pursuant to the Indenture.

          "Stated Maturity" when used with respect to any Bond or any installment of interest thereon means the date specified in such Bond as the fixed date on which the principal of such Bond or such installment of interest is due and payable.

          "Subsidiary" means as specified in Section 8.4.

          "Trustee" means the Person named above as the "Trustee" under the Indenture until a successor trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean such successor trustee.

          "Weighted Average Life to Maturity" means as specified in Section 8.4.

          Section 1.2. Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                                   ARTICLE II

                                Representations

         Section 2.1. Representations by the Board.

         The Board hereby represents that:

         (a) it is duly incorporated and existing under the provisions of the Financing Act, has the power thereunder to enter into this Agreement and to carry out its obligations hereunder and by proper corporate action has been duly authorized to execute and deliver this Agreement;

         (b) it proposes to lease, and upon purchase pursuant to Article VIII to sell, the Project to the Lessee for the public purpose of promoting industry, developing trade and furthering the use of the natural and human resources of the State of Alabama and the development and preservation of the said resources, by inducing manufacturing, commercial and research enterprises to enlarge, expand and improve existing operations in said State, as contemplated by the Financial Act;

         (c) it proposes to finance actual Project Costs as certified in a Lessee Certificate, by issuing and selling pursuant to the Bond Purchase Agreement its Bonds in the aggregate principal amount of $3,500,000 and having the terms and conditions specified in the Indenture; and

         (d) the Project constitutes and will constitute a "project" of the Board within the meaning of the Financing Act and the Board is issuing the Bonds to aid in the financing of the Project to accomplish the public purposes of the Financing Act.

         Section 2.2. Representations by the Lessee.

         The Lessee hereby represents that:

         (a) it is a corporation duly incorporated and existing in good standing under the laws of the State of Michigan, is qualified to do business and is in good standing as a foreign corporation in the State of Alabama, has power to enter into this Agreement and by proper corporate action has been duly authorized to execute and deliver this Agreement;

         (b) it has received executed counterparts of the Indenture and the Bond Purchase Agreement;

         (c) the acquisition and construction of the Project have been approved by the issuance of all necessary governmental construction permits and the Project as designed complies with all presently applicable building and zoning ordinances;

         (d) it is in possession of the Leased Land and began construction of the Project after April 6, 1978 (the date of adoption by the Board of a resolution with respect to the Project and the financing thereof);

         (e) the acquisition and construction of the Project by the Board, the financing thereof through the sale of the Bonds and the leasing thereof hereunder has induced it to enlarge, expand and improve existing operations in the State of Alabama;

         (f) it intends to operate the Project as a manufacturing facility throughout the term of this Agreement, and no changes will be made in the acquisition or construction of the Project which will have the effect of impairing the effective use or character of the Project as contemplated by this Agreement or of disqualifying the Project as a "project" within the meaning of the Financing Act; and

         (g) it has conveyed to the Board by warranty deed good and marketable title to the Leased Land, and has conveyed, or as soon as possible after acquisition and installation will from time to time convey, to the Board by bill of sale good title to the Project Equipment, subject to Permitted Encumbrances (other than the Indenture).

                                  ARTICLE III

                     Lease of Project, Title and Condition;
                            Use and Quiet Enjoyment

         Section 3.1. Lease. The Board hereby leases the Project to the Lessee for the term specified in Section 5.1 and upon the terms and conditions of this Agreement.


         Section 3.2.  Title and Condition.  The Project is leased subject to
(a) the rights of any parties in possession and to the existing state of the title thereof as of the commencement of the term of this Agreement, (b) any state of facts which an accurate survey or physical inspection thereof might show, (c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction, (d) with respect to buildings, structures and other improvements, if any, located on the Project, their condition as of the commencement of the term of this Agreement and (e) Permitted Encumbrances (except the lien and security interest of the Indenture). The Lessee represents to the Board that the Lessee has examined the title to the Project immediately prior to the execution and delivery of this Agreement and has found the same to be satisfactory for all purposes.


         Section 3.3.  Disclaimer of Warranties.

         THE BOARD DOES NOT MAKE OR SHALL IT BE DEEMED TO HAVE MADE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE DESIGN OR CONDITION OF, OR AS TO THE SUITABILITY FOR ANY PURPOSE OF, THE PROJECT OR ANY PART THEREOF OR AS TO THE ABILITY OF THE PROJECT TO PERFORM ANY FUNCTION OR ANY WARRANTY OF MERCHANTABILITY OR FITNESS OF THE PROJECT OR ANY PART THEREOF FOR ANY PARTICULAR PURPOSE OR AS TO THE TITLE TO OR THE BOARD'S INTEREST IN THE PROJECT OR ANY PART THEREOF (SUBJECT TO SECTION 3.4) OR AS TO THE BOND PROCEEDS BEING SUFFICIENT TO PAY THE PROJECT COSTS OR AS TO ANY OTHER MATTER RELATING TO THE PROJECT OR ANY PART THEREOF, IT BEING AGREED THAT ALL SUCH RISKS, AS BETWEEN THE BOARD, ON THE ONE HAND, AND THE LESSEE, ON THE OTHER HAND, ARE TO BE BORNE BY THE LESSEE, AND THE BENEFITS OF ANY AND ALL IMPLIED WARRANTIES AND REPRESENTATIONS OF THE BOARD ARE HEREBY WAIVED BY THE LESSEE.

         THE LESSEE CONFIRMS THAT IT HAS SELECTED THE PROJECT AND EACH PART THEREOF ON THE BASIS OF ITS OWN JUDGMENT AND

EXPRESSLY DISCLAIMS RELIANCE UPON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES MADE BY THE BOARD, AND THE BOARD REPRESENTS AND THE LESSEE ACKNOWLEDGES THAT THE BOARD IS NOT A MANUFACTURER OR VENDOR OF ANY PART OF THE PROJECT.

         Section 3.4.  Use of Project and Quiet Enjoyment.

         The Lessee may use and occupy the Project for any lawful purpose permitted by the Financing Act.

         As long as the Lessee shall substantially perform and observe all covenants and conditions required to be performed and observed by it hereunder, the Board warrants that it will not interfere with the peaceful and quiet occupation and enjoyment of the Project by the Lessee; provided, that the Board, the Trustee and Connecticut General Life Insurance Company (if it or its nominee holds any of the Bonds) and any other institutional holder of at least 25% in principal amount of the outstanding Bonds, and their agents, may enter upon and examine the Project in a reasonable manner and at reasonable times.

         Any failure by the Board to comply with the foregoing covenant shall not give the Lessee any right, as long as any of the Bonds are outstanding under the Indenture, to any abatement, reduction or offset against the Basic Rent, Additional Rent or other amounts payable by the Lessee hereunder or to fail to perform or observe any other covenants or conditions required to be performed or observed by the Lessee hereunder.

                                  ARTICLE  IV

                  Acquisition and Construction of the Project;
                          Application of Bond Proceeds

         Section 4.1.  Agreement to Acquire and Construct the Project.

         The Board agrees to construct, or cause the construction of, a new industrial manufacturing building containing 57,600 square feet of floor space with related improvements (including, without limitation, the Project Equipment specifically described in Schedule B and such other Project Equipment deemed necessary or appropriate by the Lessee for the operation, maintenance or protection of such building) for use in the manufacturing of trailers or trailer components and other transportation-related equipment to be located on the Leased Land in accordance with plans and specifications, including supplements thereto and amendments thereof, now or hereafter filed by the Lessee in the office of the Board. The Board has heretofore appointed the Lessee as its agent to acquire, construct and install, or cause acquisition, construction and installation of, the aforesaid building, equipment and related improvements.

         All construction and installation shall be performed in a good and workmanlike manner in compliance with all applicable laws, ordinances, rules and regulations and shall comply with the requirements of any insurance policy required to be maintained by the Lessee hereunder.

         The Project Equipment and each item thereof shall be so installed in buildings or structures on the Leased Land as to be removable without significant permanent injury or structural damage to the Project. Prior to the installation of any item of Project Equipment, the Lessee shall plainly, distinctly, permanently and conspicuously place and fasten on each such item a metal or other permanent plate, readily visible, bearing the following words:
"Property of the Industrial Development Board of the City of Decatur, subject to Indenture of Mortgage and Deed of Trust dated as of December 1, 1978 (Fruehauf Corporation Plant Project)". In case any such plate shall at any time be removed, defaced or destroyed, the Lessee shall immediately cause the same to be restored or replaced.

         The Board agrees to use its best efforts to complete or substantially to complete the Project no later than June 1, 1981, subject only to such delays in construction as are occasioned by circumstances not reasonably within its control.

         Section 4.2.  Application of Bond Proceeds.

         Upon the sale of the Bonds pursuant to the Bond Purchase Agreement, the Trustee is required under Section 7.1 of the Indenture to deposit the purchase price of the Bonds in the Project Fund.

         Section 4.3.  Disbursements from the Project Fund.

         Unless the Trustee has actual knowledge of an Event of Default under the Indenture or has received written advice thereof from the holders of at least 25% in principal amount of the Bonds at the time outstanding, the Board and the Lessee shall be entitled, in accordance with Section 7.2 of the Indenture, to withdraw the moneys in the Project Fund from time to time in payment, or in reimbursement for the payment, of Project Costs upon furnishing to the Trustee an order, signed by an authorized officer of the Board, and accompanied by a Progress Certificate, dated not more than 30 days prior to the request for withdrawal, setting forth in substance as follows:

         (a) as to Project Costs relating to the sale of the Bonds, that the sum then requested to be withdrawn either has been paid by the Lessee and/or is justly due to persons whose names and addresses shall be stated, who have rendered services or advanced expenses in connection therewith, including expenses contemplated by Section 3.3 of the Bond Purchase Agreement; or

         (b) as to Project Costs relating to the acquisition or construction of the Project,

              (i) that the sum then requested to be withdrawn either has been paid by the Lessee and/or is justly due to contractors, subcontractors, materialmen, engineers, architects, or other Persons (whose names and addresses shall be stated) who have rendered services or furnished materials or equipment for the Project, pursuant to the plans and specifications therefor referred to in Section 4.1, and giving a brief description of such services and the materials or equipment and the principal subdivisions thereof and the several amounts so paid or due to each of said persons in respect thereof;

              (ii) that the sum then requested to be withdrawn, plus all sums previously withdrawn on account of such acquisition or construction, do not exceed the total cost thereof insofar as actually accomplished up to the date of said Progress Certificates;

                    (iii) that, except for the amounts, if any, stated in said Certificate to be due for services or materials and retained for the correction of defects or similar items in accordance with the applicable construction contract or customary practice, there is no outstanding indebtedness known to the Lessee, after due inquiry, which is then due and payable for labor, wages, services, materials or supplies in connection with such acquisition or construction;

                    (iv) that no part of such several amounts paid and/or due has been or is being made the basis of the withdrawal of any moneys from the Project Fund in any previous or then pending application, or has been paid out of the proceeds of insurance received by Lessee as provided in Section 6.5; and

                    (v) that, if any part of the sum then requested to be withdrawn is related to the acquisition of the Project Equipment showing a brief description thereof, such Project Equipment either has been installed as part of the Project or the payment therefor is to be made to the Person manufacturing, assembling or installing such Project Equipment;

               (c) as to the Project Costs relating to interest on the Bonds due on any Bond Payment Date commencing June 1, 1979 to and including December 1, 1981, that the sum then requested to be withdrawn is due on the date of such Progress Certificate as Basic Rent under Section 5.3, in which case such sum shall be deposited by the Trustee in the Bond Fund to constitute a credit against Basic Rent or has theretofore been paid by the Lessee (otherwise than out of the Project Fund) in which case such sum shall be paid by the Trustee to or upon Lessee Order.

               Section 4.4.  Certification of Completion Date.

               Upon the completion or substantial completion of the acquisition and construction of the Project, the Lessee will deliver to the Trustee:

               (a) a Completion Certificate which shall be a Lessee Certificate dated not more than 10 days prior to receipt by the Trustee, setting forth in substance as follows:

                    (i) that the acquisition and construction of the Project have been completed or substantially completed pursuant to the plans and specifications therefor referred to in Section 4.1;

                    (ii) that all sums which the Lessee is entitled to withdraw from the Project Fund on account of services rendered or materials furnished in connection with the Project have been withdrawn;

                    (iii) that all sums for the payment of which the Board or the Lessee is liable in respect to such acquisition or construction have been paid in full; and

                    (iv) that no Event of Default under this Agreement has occurred and is continuing.

               (b) an Opinion of Counsel is dated not more than 30 days prior to receipt by the Trustee setting forth in substance as follows:

                    (i) that the Board has acquired good, valid and legal title to the Project, including the Project Equipment described in said Certificate, free and clear of all mortgages, liens, security interests, charges or encumbrances, except Permitted Encumbrances; and

                    (ii) that all of the Board's right, title and interest in and to the Project is subject to the lien and security interest of the Indenture and that the Board has complied with Section 6.3 of the Indenture;

     and counsel in giving such Opinion of Counsel may rely as to matters related to title to the Leased Land, recording of instruments in the real property records and priority of real property liens upon the mortgage title policy delivered pursuant to the Bond Purchase Agreement, as the same may have been supplemented or endorsed to a date not more than 30 days prior to the date of such Opinion of Counsel.

               Section 4.5.  Insufficiency of Project Fund.

               If the amount in the Project Fund is not sufficient to pay all Project Costs of the Project, the Lessee will pay all costs in excess of such amount without any rights of (i) set-off, counterclaim, abatement against the Basic Rent, Additional Rent or other amounts payable by the Lessee hereunder or
(ii) reimbursement from the Trustee or the holders of the Bonds or the Board.

                                   ARTICLE V

                              Lease Term; Rentals

               Section 5.1.  Lease Term; Renewal Term.

               The original term of this Agreement shall begin upon the delivery hereof and, subject to earlier termination under Article VIII or X, shall expire at the close of business on the first to occur of (a) the date on which the Indenture ceases to be of further effect pursuant to the terms of
Section 9.1 of the Indenture or (b) December 1, 1998; provided, however, that, until the entire indebtedness on the Bonds has been paid in full and discharged, the covenant to pay Basic Rent and Additional Rent contained in Section 5.2 shall survive the termination or expiration of this Agreement and the satisfaction and discharge of the Indenture.

               So long as no Default or Event of Default shall have occurred and be continuing and such renewal shall not be prohibited by applicable law or governmental regulation, upon the expiration of the original term of this Agreement as aforesaid, this Agreement shall be automatically renewed for an additional term beginning on the date of such expiration and expiring at the close of business on November 30, 2018. Such renewal term shall commence automatically unless and until notice is given in writing by the Lessee to the Board at least 30 days before the expiration of the original term of its intention to terminate this Agreement at the end of such term, in which event this Agreement shall terminate in accordance with the terms of this Section 5.1. All of the provisions of this Agreement shall be applicable during any such renewal term unless otherwise agreed upon by the Board and the Lessee, except as follows:

          (a) the Basic Rent during each of the first 10 years of the renewal term shall be $778 per year and during each of the second 10 years shall be $26,250, payable in arrears on December 1 in each year;


          (b) the Trustee shall act as escrow agent on behalf of the Board for the purposes of receiving and applying the net proceeds received by the Lessee from sales or dispositions by the Lessee of Project Equipment pursuant to Section 6.3 hereof, the purchase price for any unimproved land purchased by the Lessee pursuant to Section 8.5 hereof, and the Net Proceeds of insurance or from any condemnation or eminent domain award or payment, which amounts shall be applied by the Trustee in the same manner as such amounts would be applied by the Trustee under the terms of the Indenture if the Indenture were then in effect, except that any amounts which would have been applied for the purposes set forth in paragraphs (1) and (2) of Section 7.3 of the Indenture shall be payable to the Lessee promptly after the occurrence of the event or events which would have permitted the Trustee to apply such amounts in the manner set forth in said
     Section 7.3;

          (c)  the provisions of Article II, Article IV, Section 5.2(b) and (d),
     Section 5.3, Section 6.5 (except the first and final paragraphs thereof),
     Section 6.8, Section 6.9, Section 6.10, Section 9.1, Section 9.2, clauses
     (b), (c), (d) and (e) of Section 10.1, Section 10.2 (except that the Board will retain its rights and remedies afforded by Alabama law generally to lessors and landlords), Section 10.3, Section 10.4, Section 10.5 and
     Article XI of this

     Agreement shall be deemed deleted and of no force and effect during any such renewal term; and

          (d) all Lessee Certificates, Lessee Requests, Lessee Orders and Opinions of Counsel and all other certificates, documents, opinions and notices required to be delivered or given to the Trustee by the Lessee during the original term of this Agreement shall be delivered or given during such renewal term to the Trustee in its capacity as escrow agent as aforesaid.

The Lessee and the Board agree to enter into an escrow agreement with the Trustee containing terms substantially identical to Sections 7.1 through 7.3, inclusive, (except that Section 7.3 shall be modified to conform to the provisions of clause (b) above) of the Indenture or such other provisions with respect to the application of amounts received by the Trustee as escrow agent as may be mutually agreeable to the Lessee, the Board and the Trustee. The escrow agreement may also contain such additional terms and provisions as may be mutually agreeable to said parties. All fees and expenses of the Trustee as escrow agent during any such renewal term shall be paid by the Lessee.

          Section 5.2. Basic Rent and Additional Rent.

          (a) On the Business Day immediately preceding each Bond Payment Date during the original term of this Agreement, subject to Section 3.2 of the Bond Purchase Agreement, the Lessee shall pay to the Trustee at its principal corporate trust office, in funds immediately available to the Trustee, for the account of the Board, as Basic Rent for the Project, a sum equal to the amount becoming due and payable on such Bond Payment Date as principal of (including without limitation the amounts becoming due and payable on the Bonds by operation of the Sinking Fund provided in Article V of the Indenture) and premium, if any, or interest on, the Bonds, less the amount to be used as a credit against such Basic Rent pursuant to Section 4.3(c) hereof or Section 7.3(i) or 8.3 of the Indenture, and, on demand, shall pay to the Trustee interest on any Basic Rent not paid on the due date therefor (to the extent enforceable under applicable law) at the rate of 10.7% per annum until paid. If, as a result of investment by the Trustee or otherwise, the immediately available funds in the Bond Fund at the opening of business on any Bond Payment Date are less than the amount due and payable on such Bond Payment Date as principal of (and premium, if any) or interest on the Bonds, the Lessee shall pay to the Trustee as aforesaid, as Basic Rent for the Project, a sum equal to the deficiency.

          (b) The Lessee agrees to pay to the Trustee, as Additional Rent, promptly upon receipt of an itemized request of the Trustee, all amounts owing by the Board to the Trustee pursuant to Section 11.7 of the Indenture as compensation, in reimbursement of expenses, disbursements and advances, or in indemnification for loss, liability or expense incurred.

          (c) The Lessee agrees to pay, from time to time to the Board, as Additional Rent, promptly upon the request of the Board, its reasonable costs and expenses, including legal fees of counsel for the Board, incurred in performing its covenants (other than its covenant to pay the principal of, premium, if any, and interest on, the Bonds) under this Agreement and the Indenture or in performing any covenants of the Lessee under this Agreement which have not been duly performed by the Lessee.

          (d) In the event the Lessee should fail to pay when due any of the payments required under subsections (b) or (c) of this Section, the Lessee agrees to pay, upon demand, as Additional Rent, interest on the overdue amount at the rate of 10.7% per annum until paid.

          Section 5.3. Prepayment of Basic Rent.

          The Lessee may elect to prepay Basic Rent in a sum equal to the amount sufficient to redeem outstanding Bonds pursuant to Section 4.1(c) of the Indenture as a whole or in part (but if in part in units of $50,000 or integral multiples of $1,000 in excess thereof, as specified by the Lessee in the notice referred to hereinafter) on the Business Day immediately preceding the Redemption date by giving written notice thereof to the Board and the Trustee not more than 60 nor less than 40 days prior to such Redemption Date, which notice shall specify the Redemption Date and certify that the refunding limitations set forth in Section 8.4 have been complied with in connection with any such prepayment of Basic Rent to be made prior to December 1, 1988. Notice having been given as aforesaid, the Lessee covenants to prepay such Basic Rent on the Business Day immediately preceding such Redemption Date.

          Neither the Lessee's exercise of any prepayment option referred to in this Section 5.3 nor the resulting partial redemption of Bonds (otherwise than through operation of the Sinking Fund) shall reduce or otherwise affect its obligation to make the payment of Basic Rent required by Section 5.2(a).

         Section 5.4. Obligations of Lessee Unconditional.

         The obligations of the Lessee to pay the Basic Rent, Additional Rent and other amounts payable hereunder and to perform and observe the other covenants and conditions on its part contained herein shall be absolute and unconditional and shall not be subject to diminution by set-off, counterclaim, abatement or otherwise, and the Lessee (i) will not suspend or discontinue, or permit the suspension or discontinuance of, any payments of Basic Rent, Additional Rent and other amounts payable hereunder, (ii) will perform and observe all of its other covenants and conditions contained in this Agreement, and (iii) will not suspend the performance of its obligations hereunder for any cause including, without limitation, the fact that the proceeds in the Project Fund may not be sufficient to pay, or reimburse the Lessee for the payment of, all costs in connection with the Project, the removal of any portion thereof, failure to complete the Project, any acts or circumstances that may constitute failure of consideration, failure of or a defect of title to the Project or any part thereof, eviction or constructive eviction, destruction of or damage to all or any part of the Project, the taking by condemnation of all or any part of the Project, commercial frustration of purpose, any change in the tax or other laws or administrative rulings of or administrative actions by the United States of America or the State of Alabama or any political subdivision of either, any change in the environmental or pollution control laws or administrative rulings of or administrative actions by the United States of America or the State of Alabama or any political subdivision of either, or any failure of the Board to perform and observe any agreement, express or implied, or any duty, liability or obligation arising out of or connected with this Agreement.

                                   ARTICLE VI

                              Covenants of Lessee

         Section 6.1. Maintenance and Modifications.

         The Lessee will at its own expense maintain the Project in as reasonably safe condition as its operations permit and in good repair and operating condition, ordinary wear and tear excepted, making from time to time all necessary repairs thereto and renewals and replacements thereof, whether structural or non-structural, foreseen or unforeseen, or ordinary or extraordinary.

         The Board shall not be required to maintain, repair or rebuild, nor to make any alterations, replacements or renewals of any nature or description to, the Project or any part thereof (whether structural or non-structural, foreseen or unforeseen or ordinary or extraordinary), nor to maintain the Project of any part thereof, in any way, and the Lessee hereby expressly waives any right to make repairs at the expense of the Board, which may now or hereafter be provided for in any statute or law.

         In the event that any buildings, structures or other improvements on the Leased Land (whether now situated or hereafter constructed thereon) shall
(i) encroach upon any property, street or right-of-way adjoining or adjacent to the Leased Land, (ii) violate the agreements or conditions contained in any restrictive covenant affecting the Leased Land or any part thereof, (iii) hinder or obstruct any easement or right-of-way to which the Leased Land is subject or(iv) impair the rights of others under any such easement or right-of-way, the Lessee shall, at its expense, either (x) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect the Board, the Lessee or both, or (y) make such changes in the buildings, structures and other improvements to the Leased Land and take such other action as shall be reasonably necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, subject in the case of any alterations or removals to the requirements of Section 6.2.

         Section 6.2. Alterations and Additional Improvements.

         The Lessee may, at its expense, make additions to, alterations of, removals of and substitutions for the buildings, structures, facilities or other improvements or portions thereof situated on the Leased Land, provided, that (i) the market value of the Project upon completion thereof shall not thereby be lessened, (ii) the foregoing actions shall be preformed in a good and workmanlike manner, and (iii) such additions, alterations, removals or substitutions shall be expeditiously completed in compliance with all laws, ordinances, orders, rules, regulations and requirements applicable thereto. All work done in connection with each such addition, alteration, removal or substitution shall not violate the requirements of any insurance policy required to be maintained by the Lessee hereunder or the orders, rules and regulations of the National Fire Protection Association or any body exercising similar functions. The Lessee shall promptly pay all costs and expenses of each such addition, alteration, removal or substitution and shall discharge all liens filed against the Project arising out of the same. The Lessee shall procure and pay for all permits and licenses required in connection with any such addition, alteration, removal or substitution.

               The Lessee may, at its expense, (i) construct or cause to be constructed upon the Leased Land any additional buildings, structures or other improvements and (ii) install, assemble or place or cause to be installed, assembled or placed, upon the Project any items of machinery or equipment used or useful in the Lessee's business, in each case upon compliance with all the terms and conditions set forth in the preceding paragraph. All such buildings, structures and other improvements, as well as any additions, alterations and substitutions made pursuant to the preceding paragraph, shall be and remain a part of the realty and the property of the Board, subject to this Agreement, and the Board shall have full right, power and authority to subject the same to the lien of the Indenture. Such machinery or equipment shall not constitute a part of the Project nor be subject to the lien and security interest of the Indenture and may be removed from the Project at any time prior to the expiration or earlier termination of this Lease, provided that the Lessee shall repair any damage to the Project resulting from such removal.

               Section 6.3. Disposition of Project Equipment, Covenant Against Waste.

               The Lessee shall have the right, at any time and from time to time, unless an Event of Default shall have occurred and be continuing under this Agreement, without the consent of the Board, to sell or dispose of any Project Equipment which, in the opinion of the Lessee, may have become obsolete or unfit for use or no longer useful or profitable in the conduct of the operations of the Lessee under this Agreement.

               Any net cash proceeds received by the Lessee from the sale or disposition of Project Equipment under this Section shall be paid to the Trustee for deposit into the Project Fund unless the sum of such proceeds and any other proceeds received by the Lessee from sales or dispositions of Project Equipment during the preceding 12-month period and not paid to the Trustee under this Section is less than $250,000.

               The Lessee shall be entitled, in accordance with Section 7.2 of the Indenture, to withdraw such proceeds within 12 months after the receipt thereof by the Trustee to pay, or to reimburse the Lessee for the payment of, the cost of acquiring other Project Equipment not necessarily of the same character, but of the value at least equal to that so sold or disposed of at the time of sale or disposition, which shall forthwith become the property of the Board, upon furnishing a Progress Certificate dated not more than 30 days prior to the request for withdrawal, setting forth in substance the matters set forth in subsection (b) of Section 4.3, but with respect to such acquisition of Project Equipment.

               Any such proceeds which remain in the Project Fund for a period of 12 months after receipt by the Trustee shall be applied in accordance with
Section 7.3 of the Indenture and, if to be applied in redemption of Bonds under
Section 7.3(2) of the Indenture, the Lessee shall specify in a written notice given to the Board and the Trustee the Redemption Date for such redemption.

               The Lessee covenants not to do or suffer any waste to any buildings or structures on the Leased Land or to the Project Equipment.

               Section 6.4.  Taxes, Mechanics' and Materialmen's Liens.

               Subject to Section 6.6, the Lessee shall pay when due

               (a) all taxes, assessments (including assessments for benefits from public works or improvements, whether or not begun or completed prior to the commencement of the term of this Agreement and whether or not to be completed within said term), levies, fees, water and sewer rents and charges, and all other governmental charges, general and special, ordinary and extraordinary, and whether or not the same shall have been within the express contemplation of the parties hereto, together with any interest and penalties thereon, which are, at any time, imposed or levied upon or assessed against (i) the Project or any part thereof, (ii) any Basic Rent, Additional Rent or other amounts payable by the Lessee under this Agreement,

     (iii) this Agreement or the leasehold estate hereby created or which arise in respect of the operation, possession, occupancy or use of the Project and which if not paid when due would materially impair the security of the Bonds or materially encumber the Board's title to the Project;

          (b) any gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Basic Rent, Additional Rent or other amounts payable by the Lessee hereunder;

          (c) all sales and use taxes which may be levied or assessed against or payable by the Board or the Lessee on account of the acquisition, leasing or use of the Project or any portion thereof; and

          (d) all charges for water, gas, light, heat, telephone, electricity, power and other utility and communication services rendered or used on or about the Project.

The Lessee agrees to furnish to the Board, within 30 days after the last day for payment without penalty or interest, and upon written demand by the Board or the Trustee therefor, proof of the payment of all such taxes, assessments, levies, fees, expenses, rents and charges and all such utility and communication charges which are payable by the Lessee as provided in this Section. In the event that any assessment levied or assessed against the Project may be legally paid in installments, the Lessee shall have the option to pay such assessments in installments.

          Subject to Section 6.6 and to such delays as are occasioned by circumstances not reasonably within the Lessee's control, the Lessee shall, at its expense, comply with and shall cause the Project to comply with all governmental statutes, laws, rules, orders, regulations and ordinances affecting the Project or any part thereof, or the use thereof, including those which require the making of any structural, unforseen or extraordinary changes, whether or not any of the same, which may hereafter be enacted, involve a change of policy on the part of the governmental body enacting the same. The Lessee shall, at its expense, comply with the requirements of all policies of insurance which at any time may be in force with respect to the Project, and with the provisions of all contracts, agreements and restrictions affecting the Project or any part thereof or the ownership, occupancy or use thereof.

          Subject to Section 6.6, the Lessee will not, directly or indirectly, create, or permit to be created or to remain, and will promptly discharge, or cause to be discharged, any lien with respect to the Project or any part thereof or the Lessee's interest therein or the Basic Rent, Additional Rent or other amounts payable by the Lessee under this Agreement, other than Permitted Encumbrances. The existence of any mechanic's, laborer's, materialman's, supplier's or vendor's lien, or any right in respect thereof, shall not constitute a violation of this Section, if payment is not yet due upon the contract or for the goods or services in respect of which any such lien has arisen.

          From and after the date of delivery to the Trustee of the Completion Certificate described in the first paragraph of Section 4.4, nothing contained in this Agreement shall be construed as constituting, expressly or impliedly, the consent of the Board to, or request of the Board for, the performance of any labor or services or the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Project or any part thereof by any contractor, subcontractor, laborer, materialman or vendor. Notice is hereby given that the Board will not be liable from and after such date for any labor, services or materials furnished or to be furnished to the Lessee or to anyone holding the Project or any part thereof through or under the Lessee, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of the Board in and to the Project.

          Section 6.5.  Insurance.

          The Lessee will maintain, at its expense, insurance on the Project against such casualties and contingencies of such types (including fire and extended coverage, public liability, and workmen's compensation insurance) and in such amounts, if any, as is customary in the case of corporations of established reputations engaged in the same or similar business and similarly situated; provided that the Lessee may self-insure to the extent that such self-insurance is customary in the case of corporations of established reputations engaged in the same or similar business and similarly situated.

          The insurance referred to above shall be written by financially sound and responsible companies which are authorized to do an insurance business in the State of Alabama, and such fire and extended coverage insurance shall name as the insured parties thereunder the Board and the Lessee, as their interests may appear. The public liability insurance referred to above shall be written by financially sound and responsible companies and such insurance shall name as the insured parties thereunder the Board, the Trustee and the Lessee, as their interests may appear. Neither the Board nor the Trustee shall be required to prosecute any claim against, or to contest any settlement proposed by, any insurer, provided that the Lessee may, at its expense, prosecute any such claim or contest any such settlement.

          Insurance claims by reason of damage to or destruction of any portion of the Project shall be adjusted by the Lessee, but the Board shall have the right to join with the Lessee in adjusting any such loss.

          Every fire and extended coverage insurance policy referred to above shall bear a first mortgage endorsement in favor of the Trustee; and the proceeds of such insurance arising out of any single casualty in excess of $250,000 shall be made payable to the Trustee, provided that any recoveries under any of said policies shall be applied by the Trustee in the manner provided in Section 7.1. Each such policy shall contain an agreement by the insurer that it waives all rights of subrogation against the Lessee, the Board and any owner of the Project and that it will not cancel such policy except after 10 days' prior written notice to the Board and the Trustee.

          The Lessee shall deliver to the Trustee promptly after the execution and delivery of this Agreement the original or duplicate policies or certificates of the insurers satisfactory to the Trustee evidencing all the insurance which is required to be maintained by the Lessee hereunder, and the Lessee shall, within 10 days prior to the expiration of any such insurance, deliver other original or duplicate policies or other certificates of the insurers evidencing the renewal of such insurance, if then required to be maintained by the Lessee hereunder.

          The Lessee shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this Section to be furnished by the Lessee unless the Board, or the Board and the Trustee (as specified above), are included therein as named insureds, with loss payable as in this Agreement provided. The Lessee shall immediately notify the Board and the Trustee whenever any such separate insurance is obtained and shall deliver to the Trustee the policies or certificates evidencing the same.

          All proceeds of any insurance on the Project, to the extent that the same shall not be payable to the Trustee as aforesaid, shall be applied by the Lessee to the repair, restoration or replacement of the property destroyed or damaged within 12 months after receipt thereof. If the Lessee Certificate furnished under Section 6.9 shows insurance proceeds remaining to be applied or paid during the 12-month period referred to in the preceding sentence, the Lessee will deliver to the Trustee, within 90 days after the end of such 12-month period, a Lessee Certificate showing that such proceeds have been so applied.

          Section 6.6.  Permitted Contests.

          The Lessee shall not be required to (a) pay any tax, assessment, levy, fee, rent or charge referred to in the first paragraph of Section 6.4,
(b) comply with any statute, law, rule, order, regulation or ordinance referred to in the second paragraph of Section 6.4, (c) discharge or remove any lien referred to in Section 6.2 or the third paragraph of Section 6.4, or (d) obtain any waivers or settlements or make any changes or take any action with respect to any encroachment, hindrance, obstruction, violation or impairment referred to in the third paragraph of Section 6.1, so long as the Lessee shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, the extent of its liability therefor or for any other reason, by appropriate proceedings which shall operate during the pendency thereof to prevent (i) the collection of, or other realization upon, the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge so contested, (ii) the sale, forfeiture or loss of the Project, or any part thereof, or the Basic Rent, Additional Rent or other amounts payable by the Lessee under this Agreement to satisfy the same or to pay any damages caused by the violation of any such statute, law, rule, order, regulation or ordinance or by any such encroachment, hindrance, obstruction, violation or impairment, (iii) any interference with the use or occupancy of the Project or any part thereof, and (iv) any interference with the payment of the Basic Rent, Additional Rent or other amounts payable by the Lessee under this Agreement, or any portion thereof. The Lessee further agrees that each such contest shall be diligently prosecuted to a final conclusion. The Lessee will save the Board harmless against any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses) in connection with any such contest and will, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject the Board or the Trustee to the risk of any material civil liability or the risk of any criminal liability, and the Lessee shall give such reasonable security to the Board and the Trustee as may be reasonably requested by the Board or the Trustee to insure compliance with the foregoing provisions of this Section.

         Section 6.7.  Indemnification of Board.

         The Lessee agrees to pay, and to indemnify the Board against, any and all liabilities, losses, damages, claims or actions (including all reasonable attorneys' fees and expenses of the Lessee and the Board), of any nature whatsoever incurred by the Board without gross negligence on its part arising from or in connection with its performance or observance of its covenants or conditions under the Bond Purchase Agreement, this Agreement or the Indenture, including without limitation, (1) any injury to, or the death of, any person or any damage to property on the Leased Land or upon adjoining sidewalks, streets or ways, or in any manner growing out of or connected with the use, nonuse, condition or occupation of the Project or any part thereof or resulting from the condition thereof or of adjoining sidewalks, streets, or ways, (ii) any other act or event occurring upon, or affecting, any part of the Project, (iii) violation by the Lessee of any contract, agreement or restriction affecting the Project or the use thereof of which the Lessee has notice and which shall have existed at the commencement of the term hereof or shall have been approved by the Lessee or of any law, ordinance or regulation affecting the Project or any part thereof or the ownership, occupancy or use thereof and (iv) liabilities, losses, damages, claims or actions arising out of the offer and sale of the Bonds or a subsequent sale or distribution of any of the Bonds, except if the same resulted from a representation or warranty of the Board in the Bond Purchase Agreement or any certificate delivered by the Board pursuant thereto being false or misleading in a material respect and such representation or warranty was not based upon a similar representation or warranty of the Lessee furnished to the Board in connection therewith. The Lessee hereby agrees that the Board shall not incur any liability to the Lessee, and shall be indemnified against all liabilities, in exercising or refraining from asserting, maintaining or exercising any right, privilege or power given to the Board under the Indenture if the Board is acting in good faith and without gross negligence or in reliance upon a Lessee Request. The covenants of indemnity by the Lessee contained in this paragraph shall survive the termination of this Agreement.

         Nothing contained in the foregoing paragraph shall impose any obligation on the Lessee to indemnify the Board when it is acting otherwise than in its capacity as the lessor under this Agreement or the issuer of the Bonds under the Indenture.

         Section 6.8.  Further Assurances.

         The Lessee agrees to do, execute, acknowledge and deliver all and every such further acts, conveyances and assurances as the Board shall reasonably require in order that the Board may comply with its obligations under Section
6.3 of the Indenture and to cause to be furnished to the Board and the Trustee any financing statements (and any continuation statements in respect thereof) and the Opinions of Counsel, as required by said Section 6.3 and within the times specified therein.

         Section 6.9.  Reports: Certificates as to No Default.

         If during any calendar year (commencing with the 1979 calendar year) there have been either (i) any sales or disposition of Project Equipment under
Section 6.3 of $250,000 or more; or (ii) any proceeds of insurance on the Project of $250,000 or more, have been paid as provided in Section 6.5, the Lessee will deliver to the Trustee, within 90 days after the end of each such calendar year, a Lessee certificate stating

         (a) in respect of such sales or dispositions aggregating $250,000 or more (i) that each such action was duly taken in conformity with Section 6.3,
   (ii) the date thereof, (iii) the net cash proceeds received, (iv) the amount, if any, of such proceeds paid to the Trustee pursuant to Section 6.3 and (v) the amount, if any, of such proceeds remaining to be withdrawn on or before a date to be specified therein (which shall be 12 months from the date paid to the Trustee) under Section 6.3 or

         (b) in respect of such payments of insurance proceeds aggregating $250,00 or more (i) the amount of and the date on which such proceeds were so paid, (ii) the amount, if any, of such proceeds applied prior to the date of such Lessee Certificate to the repair, restoration or replacement of the property destroyed or damaged, and (iii) the amount, if any, of such proceeds remaining to be applied on or before a date to be specified therein (which shall be 12 months from the date of such receipt) under Section 7.1.

         Section 6.10.  Notice of Default.

         The Lessee will give notice to the Board, each holder of the Bonds and the Trustee of the occurrence of any Event of Default promptly upon having knowledge thereof.

                                  ARTICLE VII

                           Casualty and Condemnation

         Section 7.1.  Casualty.

         If at any time after the completion or substantial completion of the Project, the Project or any part thereof shall be damaged or destroyed by fire or other casualty, but not to the extent contemplated by Section 8.3(a) the Lessee shall promptly notify the Board and the Trustee thereof and the Lessee shall within a reasonable time, subject only to such delays in acquisition or construction as are occasioned by circumstances not reasonably within its control, rebuild, replace or repair such damage or destruction in conformity with Section 6.1 and the first paragraph of Section 6.2 and in such manner as to restore the Project to at least as good a condition as existed immediately prior to such damage or destruction and to a manufacturing unit having a fair market value not less than the fair market value of the Project immediately prior to such damage or destruction.

         Unless the Trustee has actual knowledge of an Event of Default under the Indenture or has received written advice thereof from the holders of at least 25% in principal amount of the Bonds at the time outstanding, the Lessee shall be entitled, in accordance with Section 7.2 of the Indenture, to withdraw the Net Proceeds of insurance received by the Trustee on account of such damage or destruction to pay, or to reimburse the Lessee for the payment of, the costs and expenses of rebuilding, replacing and repairing of such damage or destruction upon receipt by the Trustee of a Progress Certificate dated not more than 30 days prior to the request for withdrawal, setting forth in substance the matters set forth in subsection (b) of Section 4.3, but with respect to such rebuilding, replacing and repairing.

         After the completion or substantial completion of such rebuilding, replacing or repairing such damage or destruction, the Lessee shall deliver to the Board a Completion Certificate and, if the costs and expenses thereof (irrespective of any available Net Proceeds) are at least $250,000, an Opinion of Counsel setting forth in substance the matters set forth, respectively, in subsections (a) and (b) of Section 4.4, but with respect to such rebuilding, replacing and repairing.

         Any Net Proceeds of insurance on account of such damage or destruction which remain in the Project Fund after the delivery to the Trustee of the Completion Certificate and any Opinion of Counsel required under this Section shall be applied by the Trustee in accordance with Section 7.3 of the Indenture.

         Section 7.2. Condemnation.

         The Lessee hereby irrevocably assigns to the Trustee any award or payment to which the Lessee may be or become entitled during the term of this Agreement by reason of any taking of the Project or any part thereof in or by condemnation or other eminent domain proceeding pursuant to any law, general or special, by any governmental authority, civil or military, whether the same shall be paid or payable in respect of the Lessee's leasehold interest hereunder or otherwise. The Lessee shall be entitled to direct and control the defense of any such proceedings, and to contest the proposed taking and the amount payable therefor by such governmental authority.

         If at any time a portion of the Project shall be taken by condemnation or other eminent domain proceedings, which taking is not sufficient to render the remaining portion thereof unsuitable for the Lessee's continued use or occupancy or the use or occupancy of the Project or any part thereof shall be temporarily requisitioned by any governmental authority, civil or military, then this Agreement shall continue in full effect without abatement or reduction of the Basic Rent, Additional Rent or other amounts payable by the Lessee hereunder. The Lessee shall promptly notify the Board and the Trustee thereof, and in the case of such taking, the Lessee shall within a reasonable time, subject only to such delays in acquisition or construction as are occasioned by circumstances not reasonably within its control, repair any damage caused by such taking in conformity with Section 6.1 and the first paragraph of Section 6.2, and in such manner as to restore the Project to at least as good a condition as existed immediately prior to such taking or requisition. In the event of such temporary requisition, the Lessee shall be entitled to receive the entire Net Proceeds payable by reason of such temporary requisition.

         Unless the Trustee has actual knowledge of an Event of Default under the Indenture or has received written advice thereof from the holders of at least 25% in principal amount of the Bonds at the time outstanding, the Lessee shall be entitled, in accordance with Section 7.2 of the Indenture, to withdraw the Net Proceeds received by the Trustee on account of such taking, to pay or to reimburse the Lessee for the payment of the costs and expenses of such repair upon receipt by the Trustee of a Progress Certificate dated not more than 30 days prior to the request for withdrawal, setting forth in substance the matters set forth in subsection (b) of Section 4.3 but with respect to such repair.

         After the completion or substantial completion of such repair or such taking, the Lessee shall deliver to the Board a Completion Certificate and, if the costs and expenses thereof (irrespective of any available Net Proceeds) are at least $250,000, an Opinion of Counsel setting forth in substance the matters set forth, respectively, in subsections (a) and (b) of Section 4.4, but with respect to such repair.

         Any Net Proceeds on account of such taking which remain in the Project Fund after the delivery to the Trustee of the Completion Certificate and any Opinion of Counsel required under this Section shall be applied by the Trustee in accordance with Section 7.3 of the Indenture.

                                  ARTICLE VIII

                              Purchase of Project

         Section 8.1. General Option to Purchase.

         The Lessee is hereby granted the option to purchase the Project at any time on any Redemption Date at a purchase price equal to the amount sufficient to redeem the then outstanding Bonds as a whole pursuant to Section 4.1(b) of the Indenture by giving written notice thereof to the Board and the Trustee not more than 60 nor less than 40 days prior to such Redemption Date, which notice shall specify the Redemption Date and certify that the refunding limitations set forth in Section 8.4 have been complied with in connection with any such purchase to by made prior to December 1, 1988. Notice having been given as aforesaid, the Lessee covenants to purchase the Project on such Redemption Date in accordance with Section 8.8.

         Section 8.2. Option to Purchase Upon Certain Contingencies.

         The Board hereby grants to the Lessee the option to purchase the Project at any time on or after December 1, 1988 at a purchase price equal to the amount sufficient to redeem the then outstanding Bonds as a whole pursuant to Section 4.1(c) of the Indenture, in the event that:

         (a) as a result of (i) any changes in the Constitution of Alabama or the Constitution of the United States of America, (ii) any legislative or administrative action (State or Federal) or (iii) a final decree, judgment or order of any court (State or Federal) entered after the contest thereof by the Lessee in good faith, this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent of the parties as expressed in this Agreement or any unreasonable burdens or excessive liabilities shall have been imposed on the Board or the Lessee in respect of the Project, or

         (b) changes in the economic availability of labor, energy sources, raw materials, operating supplies or facilities necessary for the operation of the Project shall have occurred or such technological or other changes shall have occurred which, in the Lessee's reasonable judgment, render the Project uneconomic.

If the Lessee elects to exercise such option, it shall give written notice thereof within 90 days following such event to the Board and the Trustee specifying as the closing date of the purchase the Redemption Date (which shall be not less than 40 days after the date of such notice) and which shall be accompanied by a Lessee Certificate showing the event giving rise to such option to purchase and certifying that the Board of Directors or the Executive Committee of such Board of Directors of the Lessee has determined to discontinue the operations of the Lessee, at the Project (and at any adjoining or adjacent plants of the Lessee) at the earliest practicable date. The option to purchase having been exercised as aforesaid, the Lessee covenants to purchase the Project on such Redemption Date in accordance with Section 8.8

         Section 8.3. Obligation to Purchase Upon Casualty or Condemnation.

         The Lessee hereby covenants to purchase, and the Board hereby covenants to sell, the Project, at a purchase price equal to the amount sufficient to redeem the then outstanding Bonds as a whole pursuant to Section 4.1(d) of the Indenture, in the event that:

         (a) the Project shall be substantially damaged or destroyed in any casualty so that, in the reasonable judgment of the Lessee, the rebuilding, replacing and repairing of the Project would be uneconomic and the Lessee has determined not to effect such rebuilding, replacing and repairing, or

         (b) the entire Project shall be taken in or by condemnation or eminent domain proceedings pursuant to any law, general or special, or any substantial portion of the Project, which is sufficient, in the reasonable judgment of the Lessee, to render the remaining portion thereof unsuitable for the Lessee's continued use or occupancy, shall be taken in or by such proceedings.

The Lessee shall give written notice within 90 days following such event to the Board and the Trustee specifying as the closing date of the purchase the Redemption Date (which shall be not less than 40 days after the date of such notice) and which shall be accompanied by a Lessee Certificate showing the event giving rise to such obligation to purchase and certifying that the Lessee has determined to discontinue the operations of the Lessee at the Project (and any adjoining or adjacent plants of the Lessee) at the earliest practicable date. On the closing date specified in such notice, the purchase of the Project will be made in accordance with Section 8.8.

     Section 8.4.  Refunding Limitations.

     No prepayment of Basic Rent pursuant to Section 5.3 or purchase pursuant to Section 8.1 shall be made prior to December 1, 1988 (or, in the case of a prepayment of Basic Rent, prior to the Business Day immediately preceding December 1, 1988), as a part of a refunding or anticipated refunding operation by the application, directly or indirectly, to such purchase, of funds borrowed by the Lessee or any Subsidiary or Affiliate having (i) an effective interest cost of less than 9.70% per annum or (ii) as of the date of the proposed prepayment or purchase, a Weighted Average Life to Maturity less than the remaining Weighted Average Life to Maturity of the Bonds.

     The term "Subsidiary" herein means, as to a particular parent corporation at any time, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is, directly or indirectly, owned by such parent corporation, or by one or more Subsidiaries of such parent corporation, or by such parent corporation and one or more Subsidiaries.

     The term "Affiliate" means, as to a particular corporation, a Person (other than a Subsidiary of such corporation) (1) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such corporation, (2) which beneficially owns or holds 5% or more of any class of the common stock of such corporation, or (3) 5% or more of the common stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by such corporation or a Subsidiary; and the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction, the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          The term "Weighted Average Life to Maturity" of any indebtedness for borrowed money means as at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such indebtedness by the then outstanding principal amount of such indebtedness. The term "Remaining Dollar-years" of any indebtedness for borrowed money means the amount obtained by (i) multiplying the amount of each then remaining sinking fund, serial maturity or other required repayment, including repayment at final maturity, by the number of years (calculated at the nearest one-twelfth) which will elapse between the date of the proposed prepayment or purchase and the date of that required repayment and (ii) totaling all the products obtained in
(i).


     Section 8.5.  Option to Purchase Unimproved Land.

          If no Default exists under this Agreement, the Lessee shall have, and is hereby granted, the option to purchase any part of the Leased Land (i) on which neither a building or other fixed improvement is located (but upon which public transportation or public utility facilities may be located) and (ii) all boundaries of which are not less than ten feet from the nearest such building or other fixed improvement (other than public transportation or public utility facilities), at any time and from time to time at and for the purchase price of $890 per acre, upon furnishing the Trustee and the Board:

          (a) a Lessee Certificate showing (i) an adequate legal description of such portion of the Leased Land, (ii) that the Lessee will exercise such option on the date specified therein (which shall not be less than 45 nor more than 90 days from the date of such notice) and (iii) the purpose for which such portion of the Leased Land is being purchased will be in furtherance of the Financing Act;

          (b) a Lessee Certificate stating that no Default exists under this Agreement;

          (c) a certificate signed by an Independent Engineer, dated not more than 30 days prior to the date of the purchase, and stating that (i) such portion of the Leased Land is not needed for the operation of the Project for the purposes for which it was designed to be used or most recently modified, and (ii) such purchase will not impair the usefulness of the Project as a manufacturing plant and will not impair the means of ingress thereto and egrees therefrom; and

          (d) an amount of money equal to the purchase price which shall be deposited by the Trustee in the Project Fund for application in accordance with Section 7.3 of the Indenture.

The provisions of the first, second and third paragraphs of Section 8.8 shall be applicable to the purchase under this Section, but only with respect to such portion of the Leased Land. If such option relates to Leased Land on which transportation or utility facilities are located, the Board shall retain an easement to use such transportation or utility facilities to the extent necessary for the efficient operation of the Project.

          Notwithstanding the limitation upon the Lessee's option to purchase part of the Leased Land set forth in clause (ii) of the first sentence of this
Section 8.5, the Lessee shall be entitled to purchase a part of the Leased Land which has a boundary which is contiguous to a wall of a building located on the Leased land if such part of the Leased Land is being purchased by the Lessee for the purpose of constructing thereon an addition to such building, provided, however, that such purchase shall in all other respects conform to the requirements of this Section 8.5 and provide for equitable sharing of maintenance if there is not common control by the Lessee. The Lessee and the Board agree that all walls presently standing or hereafter erected on or contiguous to the boundary line of the portion of the Leased Land so purchased shall be party walls and each party grants the other a 10-foot easement adjacent to any such party wall for the purpose of inspection, maintenance, repair and replacement thereof and the tying-in of new construction. If the Lessee utilizes any party wall for the purpose of tying-in construction that will be utilized under common control with the Project, the Lessee may also tie in to the utility facilities on the Leased Land for the purpose of serving the new construction and may remove any non-loadbearing wall panels in the party wall; provided, however, that if the property so purchased ceases to be operated under common control with the Project or if an Event of Default occurs hereunder, the Lessee covenants that it will install non-loadbearing wall panels similar in quality to those that have been removed, will provide separate utility services for the new construction and will make such other repairs and modifications as may be reasonably necessary to restore the portion of the building and the remainder of the Project affected by the new construction to at least as good condition as prior to the new construction (ordinary wear and tear excepted). No wall may be so utilized by the Lessee unless prior thereto the Board and the Trustee have been furnished with a certificate signed by an Independent Engineer stating that the proposed utilization will not impair the usefulness of the Project as a manufacturing plant.

     In the event the Lessee shall exercise such option, it shall not be entitled to any set-off, counterclaim, abatement or reduction of the Basic Rent, Additional Rent or other sums payable by the Lessee hereunder other than is provided in Section 7.3 of the Indenture.


     Section 8.6. Easements. If no Default exists under this Agreement, the parties hereto reserve the right, from time to time, to amend this Agreement for the purpose of effecting the release from this Agreement of any part (or an interest in such part) of the Leased Land with respect to which the Board proposes to grant an easement or convey fee title for a railroad, utility services or roads which, in the Lessee's judgment, will benefit the Project; provided, there shall be deposited with the Trustee:

     (a) an executed copy of said amendment;

     (b) a resolution of the Board (i) stating that the Board is not in default under any of the provisions of the Indenture and the Lessee is not, to the knowledge of the Board, in default under any of the provisions of this Agreement, (ii) giving a legal description of that portion (or the interest in such portion) of the Leased Land to be released, (iii) stating the purpose for which the Board desires the release, and (iv) requesting such release;

          (c) a Lessee Certificate stating that no Default exists under this Agreement;

          (d) a copy of the instrument granting the easement or conveying the title to a railroad, public utility or public body; and

          (e) a certificate of an Independent Engineer, dated not more than 30 days prior to the date of the release, and stating that (i) the portion of the Leased Land so proposed to be released is necessary or desirable in order to obtain railroad, utility services or roads to benefit the Project and is not otherwise needed for the operation of the Project for the purposes for which it was designed to be used or most recently modified, and (ii) the release so proposed to be made will not impair the usefulness of the Project as a manufacturing plant and will not destroy the means of ingress thereto and degrees therefrom.

          If such release relates to Leased Land on which transportation or utility facilities are located, the Board shall retain an easement to use such transportation or utility facilities to the extent necessary for the efficient operation of the Project as a manufacturing plant.

          Upon compliance with the above conditions of this Section 8.6, the Trustee shall be authorized to release any such property from the lien of the Indenture and the Lessee shall be entitled to receive and retain any compensation payable in connection with such grant or conveyance.

          No release effected under the provisions of this Section 8.6 shall entitle the Lessee to any set-off, counterclaim, abatement or reduction of the Basic Rent, Additional Rent or other sums payable by the Lessee hereunder.

          Section 8.7. Obligation to Purchase upon Termination: Option to Purchase During Renewal Terms.

          The Lessee hereby agrees to purchase the Project for a purchase price of $10.00 in accordance with Section 8.8 upon the termination of this Agreement at any time following the payment of the Bonds in full pursuant to the Indenture. The Board hereby grants to the Lessee an option to purchase the

Project for a purchase price of $1.00 in accordance with Section 8.8 at any time during any renewal term of this Agreement provided for in the second paragraph of Section 5.1, provided, that the Bonds shall have been theretofore paid in full pursuant to the Indenture.

         Section 8.8.  Closing of Purchase.

         At 10:00 o'clock A.M. on the date fixed for any purchase of the Project, the Lessee shall pay to the Trustee, for the account of the Board, at the principal corporate trust office of the Trustee, the applicable purchase price specified in this Article, in funds immediately available to the Trustee, against receipt by the Lessee of:

         (a) a deed conveying the Board's title to the Leased Land to the Lessee, in form suitable for recording, as such title existed on the date of the commencement of this Agreement, subject, however, to all liens, encumbrances and charges, exceptions and restrictions attaching thereto on or after such date of commencement which have not been created by the Board or which the Lessee is obligated under this Agreement to discharge and to all applicable laws, regulations and ordinances, but free of the lien of the Indenture and Lease,

         (b) such bills of sale, Uniform Commercial Code termination statements and other instruments as shall be necessary to transfer irrevocably and unconditionally to the Lessee the Project Equipment and other property comprising the Project but free of the security interest of the Indenture and the Lease; and

         (c) an assignment of all insurance policies, taxes, assumption contracts and other contracts affecting the Project, all unpaid proceeds of insurance (including any held for restoration) in respect of fire or other casualty and all unpaid condemnation awards.

         Any liens or encumbrances which the Board is obligated to discharge shall not constitute an objection to title if the Board delivers at the closing instruments sufficient to discharge the same of record.

         The Lessee shall pay all reasonable out-of-pocket expenses of the Board incident to such conveyance and transfer (including reasonable counsel fees of the Board and the Trustee), escrow fees, recording fees, title insurance premiums and all applicable taxes which may be incurred or imposed by reason of such conveyance and transfer and by reason of the delivery of said deed or other instruments.

         Upon completion of such purchase, but not prior thereto (whether or not any delay shall be the fault of the Board), this Agreement and all obligations hereunder shall terminate with respect to the Project, except those obligations, actual or contingent, under this Agreement which arose prior to such date of purchase.

                                   ARTICLE IX

                Corporate Existence; Consolidation, Merger, Etc.

         Section 9.1.  Corporate Existence; Qualification in Alabama.

         Subject to Section 9.2, the Lessee will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its right to do business as a foreign corporation in the State of Alabama.


         Section 9.2.  Consolidation or Merger.

         The Lessee shall not consolidate with or merge into any other Person or convey or transfer or lease its properties and assets substantially as an entirety to any Person or permit any other Person to consolidate with or merge into it, except as permitted by the Guaranty.

         Section 9.3.  Assignment or Subleasing.

         Subject to Section 9.2, the Lessee shall not assign this Agreement or sublease the Project in whole or in part except under the following conditions:

         (a) neither the assignment or this Agreement nor the assumption of the obligations of the Lessee by an assignee or sublessee shall operate to relieve the Lessee from primary liability for its obligations hereunder; and the Lessee shall continue to remain primarily liable for payment of the Basic Rent,

   Additional Rent and other amounts payable hereunder and for the performance and observance of the other covenants and conditions to be performed and observed by it to the same extent as though no assignment or sublease had been made unless the holders of at least 66 2/3% in principal amount of the Bonds outstanding under the Indenture give written consent otherwise;

         (b) the assignee or the sublessee, as the case may be, shall expressly assume, by an instrument supplemental hereto, executed and delivered to the Board and the Trustee, in form satisfactory to the Trustee, all obligations of the Lessee hereunder; and

         (c) the Lessee shall deliver to the Board and the Trustee, in form satisfactory to the Trustee, a Lessee Certificate and an Opinion of Counsel, each stating that such assignment or sublease and such assumption of the obligations of the Lessee hereunder comply with this Section and that all conditions precedent provided for in this Section relating to such assignment or sublease and assumption have been fully and legally complied with.

                                   ARTICLE X

                         Events of Default and Remedies

         Section 10.1. Events of Default.

         "Event of Default", whenever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment when due of any installment of Basic Rent, Additional Rent or other amount payable hereunder;

         (b) any material representation made by the Lessee in this Agreement or in any certificate, notice, demand or request made by the Lessee in writing and delivered to the Board, the Trustee or any holder of the Bonds pursuant to or in connection with any of said documents or the Indenture shall prove to be untrue or incorrect in any material respect as of the date made;

         (c) default in the performance or breach of any other covenant or warranty of the Lessee in this Agreement and continuance of such default or breach for a period of 60 days after any officer of the Lessee has actual knowledge thereof; provided that if any such default (other than one curable by payment of money) may be cured, but not within such 60-day period, it shall not be an Event of Default hereunder unless the Lessee does not commence to cure such default promptly during such 60-day period or thereafter within a period of 120 days does not diligently prosecute such curing to completion;

         (d) an "Event of Default" within the meaning of the Guaranty shall have occurred thereunder; or

         (e) an "Event of Default" within the meaning of the Indenture shall have occurred thereunder.

         Section 10.2. Remedies on Default.

         This Agreement and the term and estate hereby granted are subject to the limitation that whenever an Event of Default shall gave occurred, the Board shall have the right at its election, then or thereafter while any such Event of Default shall continue, and notwithstanding the fact that the Board may have some other remedy hereunder or at law or in equity, to give the Lessee written notice of the intention of the Board to terminate the term of this Agreement on the date specified in such notice, which shall be not less than 30 business days after the giving of such notice, and upon the date so specified, the term of this Agreement and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date fixed in Section 5.1 for the expiration of the term of this Agreement, and all rights of the Lessee hereunder shall expire and terminate, but the Lessee shall remain liable as hereinafter provided.

         If any such notice is given, the Board shall have the immediate right of re-entry and possession of the Project and the right to remove all Persons and property therefrom on the date specified in such notice.

         In the event of any termination of the term of this Agreement as provided above in this Section 10.2 or as permitted by law, the Lessee shall peaceably quit and surrender the Project to the Board and the Board may without further notice enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Agreement had not been made, and in any such event neither the Lessee nor any person claiming through or under the Lessee by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Project, but shall forthwith quit and surrender the Project, and the Board at its option shall forthwith, notwithstanding any other provision of this Agreement, be entitled to recover from the Lessee (in lieu of all other claims for damages on account of such termination) as and for liquidated damages an amount equal to the excess of all Basic Rent reserved hereunder for the unexpired portion of this Agreement discounted at the rate of 9.70% per annum to then present worth, over the fair rental value of the Project at the time of termination for such unexpired portion, discounted at the rate of 9.70% per annum to then present worth. Nothing herein contained shall limit or prejudice the right of the Board, in any bankruptcy or reorganization or insolvency proceeding, to prove for and obtain as liquidated damaged by reason of such termination an amount equal to the maximum allowed by any bankruptcy or reorganization or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law.

         If the Board shall re-enter and obtain possession of the Project following an Event of Default, the Board shall have the right, without notice, to repair or alter the Project in such manner as the Board may deem necessary or advisable so as to put the Project in good order and to make the same rentable, and shall have the right, at the Board's option, to re-let the Project or a part thereof, and the Lessee agrees to pay to the Board on demand all reasonable expenses incurred by the Board in obtaining possession and in altering, repairing and putting the Project in good order and condition and in re-letting the same, including reasonable fees of attorneys and architects, and all other reasonable expenses or commissions, and the Lessee further agrees to pay to the Board upon the Basic Rent payment dates following the date of such re-entry to and including December 1, 1998 the sums of money which would have been payable by the Lessee as Basic Rent hereunder on such Basic Rent payment dates if the Board had not re-entered and resumed possession of the Project, deducting only the net amount of rent, if any, which the Board shall actually receive (after deducting from the gross receipts the expenses, costs and payments of the Board which in accordance with the terms of this Agreement would have been borne by the Lessee) in the meantime from and by any reletting of the Project, and the Lessee hereby agrees to remain liable for all sums otherwise payable by the Lessee under this Agreement, including but not limited to, the aforesaid, and the Board shall have the right from time to time to begin and maintain successive actions or other legal proceedings against the Lessee for the recovery of such deficiency, expenses or damages or for a sum equal to any installments of Basic Rent or Additional Rent and other sums payable hereunder, and to recover the same upon the liability of the Lessee herein provided, which liability it is expressly covenanted shall survive the initiation of any action to secure possession of the Project. Nothing herein contained shall be deemed to require the Board to wait to begin such action or other legal proceedings until the date when this Agreement would have expired by limitation had there been no such Event of Default.

          If, under any of the preceding provisions of this Section 10.2, the Board shall be entitled to give the Lessee a notice of termination of the term of this Agreement, the Board, without giving such notice of termination and notwithstanding the continuance of the term of this Agreement, shall have, to the extent permitted by applicable law, all the rights, powers and remedies given to the Board by the preceding provisions of this Section 10.2, and the Lessee shall have the obligations imposed upon it by such provisions. No such re-entry or taking of possession of the Project by the Board shall be construed as an election on the Board's part to terminate the term of this Agreement unless a written notice of such intention be given to the Lessee or unless such termination be decreed by a court of competent jurisdiction.

          Section 10.3.  Additional Rights of the Board.

          No right or remedy herein conferred upon or reserved to the Board is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of the Board to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Agreement shall not be construed as a waiver or a relinquishment thereof for the future. A receipt by the Board of any Basic Rent, any Additional Rent or any other amount payable hereunder with knowledge of the breach of any covenant or agreement contained in this Agreement shall not be deemed a waiver of such breach, and no waiver by the Board of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the Board. In addition to other remedies provided in this Agreement, the Board shall be entitled to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Agreement, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Agreement, or to any other remedy allowed to the Board at law or in equity.

          To the extent permitted by law, the Lessee hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds; (i) any right and privilege which it or any of them may have under any present or future constitution, statute or rule of law to redeem the Project or to have a continuance of this Agreement for the terms hereby demised after termination of the Lessee's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Agreement, or after the termination of the term of this Agreement as herein provided, and
(ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

          If following an Event of Default, an action shall be brought for the enforcement thereof in which it shall be finally determined that such Event of Default has occurred, the Lessee shall pay to the Board all reasonable expenses incurred in connection therewith, including reasonable attorneys' fees. In the event the Board shall, without fault on its part, be made a party to any litigation commenced against the Lessee, if the Lessee, at its expense, shall fail to provide the Board with counsel approved by the Board, the Lessee shall pay all reasonable costs and reasonable attorney's fees incurred or paid by the Board in connection with such litigation.

          Section 10.4.  No Remedy Exclusive.

          No remedy herein conferred upon or reserved to the Board is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Board to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

          Section 10.5.  No Additional Waiver Implied by One Waiver.

          In the event any covenant contained in this Agreement should be breached and thereafter waived, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                   ARTICLE XI

                        Provisions Relating to Indenture

          Section 11.1. Restrictions on Termination or Modification of this Agreement.

          The Lessee covenants, for the benefit of the Trustee and the holders of the Bonds outstanding under the Indenture, that this Agreement shall not terminate or be terminated or surrendered (except as expressly permitted by Article VIII, Section 9.3 or Article X) by the Lessee without the express written consent of the Trustee and the holders of all the outstanding Bonds.
The provisions of this Agreement may, by supplements hereto and to the Indenture, be modified or amended with the prior written consent of the Trustee given in accordance with the provisions of Section 12.1 of the Indenture or with the prior written consent of the Trustee and of the holders of not less than 66-2/3% in principal amount of the Bonds outstanding under the Indenture given in accordance with the provisions of Section 12.2 of the Indenture; provided, however, that no such instrument shall, without the written consent of the holders of all of the outstanding Bonds, change the duration of the term of this Agreement or reduce the amount of Basic Rent payable hereunder or the purchase price payable upon the purchase of the Project or change the place of payment where, or the funds in which, any such Basic Rent or purchase price is payable, or impair the right to exercise any of the remedies upon the occurrence of an Event of Default hereunder or change the provisions of this Section. Any attempted termination, surrender, modification or amendment otherwise than as permitted in this Section shall be without force and effect and shall be null and void.

          Section 11.2.  Lessee's Assent to Indenture.

          The Lessee hereby assents to all terms and conditions of the Indenture being delivered concurrently herewith, including, without limitation, the assignment by the Board to the Trustee of the right, title and interest of the Board in, to and under this Agreement and the creation of a first mortgage lien and security interest, subject to Permitted Encumbrances, on the Project in favor of the Trustee. If at any time the Board has the right under Section 11.9(e) of the Indenture to appoint a successor Trustee, the Lessee shall have the right to select or approve the selection of such successor Trustee prior to appointment by the Board. The Lessee further acknowledges that the Indenture provides for the exercise by the Trustee of all rights of the Board hereunder to give any consents, approvals, waivers, notices or the like and the right to take any other discretionary action hereunder. The Lessee agrees to furnish to the Trustee counterparts of all notices, certificates, opinions, reports or other documents of any kind required to be delivered hereunder by the Lessee to the Board. To the extent, if any, that this Agreement constitutes chattel paper (as such term is defined in the Alabama Uniform Commercial Code as in effect), no security interest in this Agreement may be created by the transfer of possession of any counterpart thereof other than the original counterpart which shall be identified as the counterpart containing the receipt therefor executed by the Trustee on or immediately following the signature page hereof.

          Section 11.3.  Supplemental Indentures.

          As long as no Event of Default exists hereunder, the Board agrees to enter into supplemental indentures to the Indenture permitted by Article XII thereof only upon receipt of a Lessee Request approving the form of, and requesting the Board to execute and deliver to the Trustee, each supplemental indenture; provided, however, the Board shall not be obligated to enter into any such supplemental indenture which, in the opinion of its counsel, either has not been duly authorized by law or affects adversely the Board's rights, duties or immunities under this Lease, the Bonds, the Indenture or the Bond Purchase Agreement.

          Section 11.4.  Method of Payment.

          Notwithstanding any provisions of this Agreement to the contrary, any payment hereunder which is due on a date which is not a Business Day shall be paid, subject to Section 3.2 of the Bond Purchase Agreement, on the next preceding Business Day, but no such payment on a date prior to the due date thereof shall entitle the Lessee to any discount or any credit with respect thereto.

                                  ARTICLE XII

                                 Miscellaneous

          Section 12.1.  No Merger.

          There shall be no merger of this Agreement nor of the leasehold estate created hereby with any other estate in the Project, or any part thereof, by reason of the fact that the same Person may acquire or own such estates, directly or indirectly, and no such merger shall occur until all Persons having any interest in this Agreement and the leasehold estate created hereby shall join in a written instrument effecting such merger and shall duly record it.

          Section 12.2.  Limitation on Board's Liability.

          The Board is entering into this Lease in accordance with the Financing Act and in no case whatsoever shall the Board have any pecuniary liability for any loss in respect of any of the statements, representations, warranties, agreements or obligations of the Board hereunder, as to all of which the Lessee agrees to look solely to the Project, and none of which shall constitute an indebtedness of the Board or a loan of credit thereof within the meaning of any constitutional or statutory provision.

         Section 12.3.  Governing Law.

         This Agreement shall be governed exclusively by the laws of the State of Alabama.


         Section 12.4.  Notices.

         All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by registered mail, postage prepaid, addressed as follows:

         (a)  if to the Board, at P.O. Box 1727, Decatur, Alabama 35602,
   Attention:  Chairman;

         (b)  if to the Lessee, at 10900 Harper Avenue, Detroit, Michigan 48232,
   Attention:  General Counsel;

         (c) if to the Trustee, at 1905 5th Avenue North, Birmingham, Alabama 35203, Attention: Corporate Trust Department.

A duplicate copy of each notice, certificate, report or other communication given hereunder by either the Board or the Lessee to the other shall also be given to the Trustee. The Board, the Lessee and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         Section 12.5.  Binding Effect.

         This Agreement shall inure to the benefit of and shall be binding upon the Board and the Lessee and their successors and assigns.

         Section 12.6.  Execution in Counterparts.

         This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 12.7. Severability.

         In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

         IN WITNESS WHEREOF, the Board and the Lessee have caused this Agreement to be duly executed, all as of the date first above written, but actually on the dates specified in their respective acknowledgments hereto.

                                          THE INDUSTRIAL DEVELOPMENT BOARD
                                          OF THE CITY OF DECATUR

[SEAL]                                    By /s/ B. C. SHELTON JR.
[SEAL]                                      ----------------------------------
                                            Chairman of the Board of Directors

Attest:

/s/  [ILLEGIBLE]
-------------------------
      Secretary

                                          FRUEHAUF CORPORATION

                                          By   /s/ FRANK P. COYER, JR.
                                            ----------------------------------
[SEAL]                                                Vice President
[SEAL]

Attest:

/s/  [ILLEGIBLE]
-------------------------
      Secretary

STATE OF ALABAMA           )
                           ) SS
COUNTY OF MORGAN           )


         I, Gwyn L. Hayes, a Notary Public in and for said County in said State, hereby certify that B.C. Shelton Jr. and James B. Riggs whose names as Chairman and Secretary of THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF DECATUR, a public corporation under the laws of the State of Alabama, are signed to the foregoing instrument and who are known to me, acknowledged before me on this date that, being informed of the contents of the instrument, they, as such officers and with full authority, executed the same voluntarily for and as the act of said corporation.

         GIVEN under my hand and official seal of office this 22nd day of December, 1978.

                                    /s/ GWYN L. HAYES
                                    ------------------------
                                          Notary Public

                                         [NOTARIAL SEAL]

                                    My Commission expires: 10-11-82
                                                          ----------

STATE OF MICHIGAN        )
                         ) SS
COUNTY OF WAYNE          )


          I, Geraldine M. Collins, a Notary Public in and for said County in said State, hereby certify that Frank P. Coyer, Jr. and T. Neal Combs, whose names as Vice President and Secretary of FRUEHAUF CORPORATION, a corporation under the laws of the State of Michigan are signed to the foregoing instrument and who are known to me, acknowledged before me on this day that, being informed of the contents of the instrument, they, as such officers and with full authority, executed the same voluntarily for and as the act of said corporation.

          GIVEN under my hand and official seal of office this 19th day of December, 1978.


                                            /s/ GERALDINE M. COLLINS
                                            ---------------------------------
                                                       Notary Public


                                                      [NOTARIAL SEAL]

                My Commission expires:   September 2, 1981
                                         ---------------------------------------

                                   SCHEDULE A

                           DESCRIPTION OF LEASED LAND

         The following described land, together with the entire interest (whether now owned or hereafter acquired) in and to said land and the entire interest of The Industrial Development Board of the City of Decatur (the "Board") in and to all buildings, structures, improvements and appurtenances now standing or at any time hereafter constructed or places upon said land, including all right, title and interest of the Board, if any, in and to all building material, building equipment and fixtures of every kind and nature whatsoever on said land or in any building, structure or improvement now or hereafter standing on said land, and the reversion or reversions, remainder or remainders, in and to said land, said land being:

Beginning at the Northeast corner of Section 14, Township 5 South, Range 5 West, Morgan County, Alabama, and run thence S 0 degrees 54'W (Magnetic Bearing) along the east boundary of Section 14 a distance of 30.00 feet to a point on the south right of way margin of Alabama Highway No. 20; thence N 89 degrees 03'W along the south right of way margin of Alabama Highway No. 20 a distance of 67.4 feet to a point; thence N 89 degrees 08'W along the south right of way margin of Alabama Highway No. 20 distance of 572.02 feet to a point; thence S 0 degrees 54'W a distance of 1023.75 feet to the true point of beginning of the tract herein described; thence from the true point of beginning run S 89 degrees 06'E a distance of 195.00 feet to a point; thence N 0 degrees 54'E a distance of
12.00 feet to a point; thence S 89 degrees 06'E a distance of 32.00 feet to a point; thence S 0 degrees 54'W a distance of 24.00 feet to a point; thence N 89 degrees 06'W a distance of 15.00 feet to a point; thence S 0 degrees 54'W a distance of 150.00 feet to a point; thence N 89 degrees 06'W a distance of 10.00 feet to a point; thence S 0 degrees 54'W a distance of 305.00 feet to a point; thence N 89 degrees 06'W a distance of 380.00 feet to a point; thence N 0 degrees 54'E a distance of 467.00 feet to a point; thence S 89 degrees 06'E a distance of 178.00 feet to the true point of beginning, lying and being within the NE 1/4 of Section 14, Township 5 South, Range 5 West, Morgan County, Alabama and containing 4.1241 acres, more or less, subject, however, to (1) the right of way over the South 30 feet thereof, as provided in the deed from L.W. Norton to
W. H. Anderson, dated March 1, 1928, and recorded in Deed Book 356, Page 328, in the Probate Office of Morgan County, Alabama, and (2) any rights which may still exist under the condition respecting the drainage system, as set forth in said deed from L. W. Norton to W. H. Anderson dated March 1, 1928, together with (i) the right to connect and join any building, structure or improvement that may be constructed on the above described real property with existing structures, facilities and improvements adjacent to or abutting said real property, and (ii) the right to tie into existing utilities situated on property adjacent to or abutting said real property.

Also an easement for access, ingress and egress across a portion of Tracts 14 and 15, according to the Map of Property belonging to L. W. Norton, as recorded in the Morgan County Probate Office in Plat Book 1, at Page 62, and being more particularly described as follows:

Beginning at the northeast corner of Section 14, Township 5 South, Range 5 West, Morgan County, Alabama, and run thence S 0 degrees 54'W along the east boundary of said Section 14, a distance of 30.00 feet to a point on the south right of way margin of Alabama Highway No. 20; thence N89 degrees 03'W along the south right of way margin of Alabama Highway No. 20 a distance of 67.4 feet to a point; thence N 89 degrees 08'W along the south right of way margin of Alabama Highway No. 20 a distance of 921.10 feet to the true point of beginning of the tract herein described; thence from the true point of beginning continue N 89 degrees 08'W along the south right of way margin of Alabama Highway 20 a distance of 50.00 feet to an iron pipe on the northwest corner of Tract 15; thence S 0 degrees 54'W along the west boundary of Tract 15 a distance of 1490.52 feet to a point; thence S 89 degrees 06'E a distance of 221.08 feet to a point on the west boundary of the real estate described for Fruehauf - 1978 Extrusion Expansion; thence N 0 degrees 54'E along the west boundary of said real estate a distance of 50.00 feet to a point; thence N 89 degrees 06'W a distance of 171.08 feet to a point; thence N 0 degrees 54'E a distance of 1440.55 feet to the true point of beginning, lying and being within the NE 1/4 of Section 14, Township 5 South, Range 5 West, Morgan County, Alabama, and containing 1.9073 acres, more or less.

                                   SCHEDULE B

                        DESCRIPTION OF PROJECT EQUIPMENT

          All right, title and interest of The Industrial Development Board of the City of Decatur, (the "Board") in and to all machinery, apparatus, equipment, fittings and fixtures of every kind and nature whatsoever, now owned or hereafter acquired by the Board under the foregoing instrument to which this Schedule B is attached, and now or hereafter placed in or affixed to any building, structure or improvement now or hereafter constructed upon any real property which (or upon any real property an interest in which) is now or hereafter subject to the foregoing instrument to which this Schedule B is attached and which is used in connection with the operation, maintenance or protection of said buildings, structures and improvements as such, including, without limitation, all engines, furnaces, conveyors, boilers, stokers, pumps, heaters, tanks, dynamos, motors, generators, fans, blowers, vents, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, gas and electrical fixtures, elevators, escalators, shades, awnings, screens, radiators, partitions, ducts, compressors, vacuum cleaning systems, call systems, fire prevention and extinguishing apparatus, fixtures, partitions, furniture, furnishings, machinery and equipment used or procured for use in connection with the operation, maintenance or protection of such buildings, structures and improvements, as such, whether or not affixed to said real property, together with the following described items of machinery and equipment to be used in connection with the operation of the manufacturing and assembling business to be conducted upon said real property:

                    General Plant Equipment

                    Panel Corrugators (2)
[STAMP]
                    Panel piercing system

                    Piercing machine (low volume)
                         panel band saw and shear



                                                         [STAMP]